Exhibit 5.1

                        SILVERMAN SCLAR SHIN & BYRNE PLLC
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                              Tel. No. 212-779-8600

                        Telecopy Number - (212) 779-8858

                                                    July 28, 2004

Board of Directors
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, PA 19103

Re:   Hemispherx Biopharma, Inc. - Registration Statement on Form S-1

Gentlemen:

We have acted as counsel for Hemispherx Biopharma, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the following shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"): (i) an aggregate of 2,600,000 shares (the "Warrant Shares") issuable upon exercise of certain outstanding warrants of the Company issued on May 14, 2004 and July 13, 2004 to the Debenture holders (the "Warrants"), (ii) 910,000 shares (the "Antidilution Shares") issuable upon exercise of the Warrants as a result of adjustments to the exercise price of the Warrants in accordance with the terms thereof, (iii) 5,000 shares issuable upon exercise of certain outstanding warrants of the Company held by Christopher and 50,000 shares issuable upon exercise of certain outstanding warrants of the Company held by Cardinal Securities (the "Other Warrant Shares") and (iv) 74,742 shares owned in the aggregate by CeoCast, Inc., Business Asia Consultants Inc and Cardinal Securities (the "Other Shares"). The Warrant Shares, Other Warrant Shares, Other Shares, and Antidilution Shares are to be offered and sold by certain securityholders of the Company (the "Selling Stockholders").

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the Warrant Shares and Other Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company upon exercise of the Warrants and Other Warrants in accordance with the Warrants and Other Warrants, will be legally issued, fully paid and nonassessable, (ii) the Other Shares to be offered and sold by the Selling Stockholders have been duly authorized, legally issued, fully paid and nonassessable, and (iii) the Antidilution Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company upon exercise of the Warrants in accordance with the Warrants will be legally issued, fully paid and nonassessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

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This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                             Very truly yours,

                                             S/Silverman Sclar Shin & Byrne PLLC
                                             -----------------------------------
                                             Silverman Sclar Shin & Byrne PLLC